PROMISSORY NOTE

                    (THIS NOTE IS SUBORDINATED AND UNSECURED)


$800,000.00                                                February 28, 2000
                                                       San Francisco, California

1.       TERMS.

         FOR VALUE RECEIVED, Crown Services, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to Gateway Advisors, Inc., a Delaware corporation (the "Lender"), or order, at such location as the Lender shall direct in writing from time to time, the principal sum of Eight Hundred Thousand Dollars ($800,000.00) with interest to accrue from the date of this Note on the amounts of principal remaining from time to time unpaid until said principal sum is paid, with interest calculated at the fixed rate of eight percent (8 %) per annum.

         The entire balance of principal and interest owing hereunder shall be due and payable on April 1, 2000 (the "Maturity Date"), provided, however, that all unpaid principal and accrued interest will become immediately payable in the event Borrower raises gross proceeds of $3,000,000 from the sale of its capital stock, after the date of this Note.

         If suit is brought to collect this Note, the Lender, at Lender's option, shall be entitled to collect from Borrower all reasonable costs and expenses of suit, including, but not limited to, reasonable attorneys' fees.

         Borrower may prepay at any time or from time to time any portion or all of the principal amount outstanding under this Note without penalty.

         Borrower waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor.

2.       CHOICE OF LAW AND VENUE

         This Note shall be deemed to have been made in the State of California and the validity of this Note, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. BORROWER AND LENDER EACH WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE ON ANY BASIS WHATSOEVER.

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3.       SEVERABILITY

                  If any clause or provision of this Note is adjudged invalid, such adjudication shall not affect the validity of any other clause or provision, or constitute a cause of action in favor of either party against the other.

4.       PURPOSES

         This loan is for business purposes only.

                                     CROWN SERVICES, INC.,
                                     a Delaware corporation


                                     By:  /s/
                                          ------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
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